EXHIBIT 99.1

                                [GRAPHIC OMITTED]


Contact:     Peter M. Holland
             Chief Financial Officer
             (740) 772-8547


                   HORIZON PCS ANNOUNCES STRONG SECOND QUARTER
                              AND SIX-MONTH RESULTS
                           --------------------------
                   Subscriber Base Grows 25 Percent to 106,268


CHILLICOTHE, OH (August 13, 2001) -- Horizon PCS, Inc., a Sprint PCS (NYSE:PCS) Network Partner, today announced record results for the second quarter and six months ended June 30, 2001. Continued strong subscriber growth led to a 29% increase in total operating revenue. The company's other key operational and financial metrics continued to meet or exceed expectations.

Highlights for the Second Quarter and First Half of 2001:

o Horizon's Sprint PCS net adds were 21,587 for the second quarter bringing the subscriber base to 106,268 at the end of the second quarter, an increase of 25% from the first quarter.

o As of June 30, 2001, the company had launched service in 43 markets covering 5.7 million residents or approximately 56% of the total population in its territory. The company had 884 cell sites (which includes 437 sites in the NTELOS network).

o Average monthly revenue per subscriber (ARPU), including roaming, was $82 for the second quarter and $81 for the year-to-date period. ARPU, excluding roaming, was $55 for the quarter and $54 for the first six months of 2001.

o Churn, excluding 30-day returns, was approximately 2.1% for the second quarter of 2001 and 2.2% for the year-to-date period. o Cost per gross add
     (CPGA) was $393 for the second quarter and $362 for the six months ending June 30, 2001.

o As of June 30, 2001, Horizon marketed Sprint PCS service through 21 company stores and approximately 359 national outlets, regional retailers and local agents.

o Total operating revenues were $24.8 million for the quarter ending June 30, 2001, a 29% increase over first quarter 2001 total operating revenues, and $44.0 million for the six months ending June 30, 2001.

o For the three and six months ending June 30, 2001, roaming revenue from the company's portion of the Sprint PCS network was $7.7 million and $13.9 million, respectively. Roaming expense for the three and six months ending June 30, 2001 was $6.4 million and $11.7 million, respectively.

o Monthly average minutes of use for the second quarter were 520 per average subscriber with roaming and 386 without roaming.

o During the second quarter, the company completed the conversion of all its markets from Sprint PCS Type 3 platform to Sprint PCS Type 2 platform, which means Sprint PCS is now providing certain back office services such as customer care and billing services.

Commenting on the results, William A. McKell, chairman, president and CEO, said, "We were very pleased with our progress during the second quarter. The network build-out remains on schedule to cover 6.7 million POPs, or 66% of our network, by September 30, 2001. Net subscriber additions exceeded our projections for the quarter. Roaming revenues and ARPU, excluding roaming, were at the higher end of our forecasted ranges for each. Churn was even lower than expected as we continue to offer top-quality Sprint PCS products and value-added services.

"We remain optimistic about continued growth in the last half of the year. Our markets connect some of the largest Sprint PCS markets and offer significant growth potential," McKell concluded.

Earnings before interest, taxes, depreciation and amortization, and non-cash compensation charges (EBITDA) was negative $16.4 for the second quarter of 2001 compared to negative $12.6 million for the first quarter of 2001. EBITDA was negative $29.0 million through the first half of 2001. Excluding a non-recurring charge of $1.3 million of costs related to pursuing strategic business alternatives, EBITDA was negative $15.1 million and $27.7 for the three and six months ending June 30, 2001, respectively.

At the end of the second quarter, Horizon had cash and cash equivalents of $58.0 million and short-term investments of $24.9 million for a total cash on hand of approximately $82.9 million. The company also had $200.0 million available under its bank credit facility. Capital expenditures were $33.9 million for the second quarter and $66.0 million for the year-to-date period.

The company indicated that, based on current preliminary information and internal projections, it is providing guidance for the third fiscal quarter of 2001 ended September 30, 2001, as follows:

o    Net subscriber additions ("net adds") are expected to be 30,000 to 35,000.

o    ARPU, excluding roaming, is expected to be $52 to $55.

o    Churn, net of 30-day returns, is expected to be 2.3 percent to 2.5 percent.

o    CPGA is projected to be $340 to $360.

o Roaming revenue is forecasted to be approximately $8.0 million to $10.0 million.

o Roaming expense is projected to be approximately $6.0 million to $8.0 million.

o EBITDA losses, excluding non-cash compensation charges, are forecasted to be approximately $18.0 million to $20.0 million.

Second Quarter Conference Call Schedule
Horizon PCS will conduct a conference call tomorrow morning, August 14, 2001, at 11:00 a.m. Eastern time to discuss this press release. A live broadcast of the conference call will be available by dialing (913) 981-5509 or online at www.horizonpcs.com. To listen to the live call via the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available from approximately two hours after the live call ends until August 16, either through the Internet site listed above or by dialing
(719) 457-0820, and entering 543211 when prompted for the access code.

About Horizon
Horizon PCS is one of the largest Sprint PCS affiliates, based on its exclusive right to market Sprint PCS products and services to a total population of over
10.2 million in portions of 12 contiguous states. Its markets are located between Sprint PCS' Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint PCS markets that have a total population of over 59 million. As a Sprint PCS affiliate, Horizon markets wireless mobile communications network products and services under the Sprint PCS brand name. Horizon offers the same national pricing plans and uses the same sales and marketing strategies and national distribution channels that have made Sprint PCS the fastest growing wireless company in the country. For more information, visit the Horizon PCS web site at http://www.horizonpcs.com/.

About Sprint
Sprint is a global communications company serving 23 million business and residential customers in more than 70 countries. With more than 80,000 employees worldwide and $23 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scaleable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, projections of net adds, roaming revenue, ARPU and churn may prove inaccurate due to factors such as the impact of competition, the availability of handsets and delay in our network build-out. For further information on the risks inherent in Horizon PCS' business see "Risk Factors" in Item 5 of Form 10-Q for the second quarter.

                                HORIZON PCS, INC.
                           Consolidated Balance Sheets

                                                June 30,          December 31,
                                                  2001                2000
                                               -------------    ----------------

ASSETS
Current Assets:
Cash and cash equivalents                      $  57,983,857    $  191,417,394
Accounts receivable - subscriber                   8,362,080         3,259,634
Interest receivable, prepayments and other         1,720,069         4,338,578
Receivable from affiliate                                 --           741,453
Equipment inventory                                2,277,848         3,850,335
Short-term investments                            24,880,965         2,895,646
                                               -------------    --------------

        Total current assets                      95,224,819       206,503,040
                                               -------------    --------------

Investments and Other Assets:
Investment in Parent                                      --         1,120,262
Intangible assets                                 51,455,824        52,879,934
Unamortized debt expense and other                16,644,410        14,855,469
                                               -------------    --------------

        Total investments and other assets        68,100,234        68,855,665
                                               -------------    --------------

Property and Equipment:
In service                                       121,453,060        72,017,575
Less accumulated depreciation                    (15,651,561)       (9,259,862)
                                               -------------    --------------

        Property and equipment in service, net   105,801,499        62,757,713

Construction in progress                          66,077,156        46,944,132
                                               -------------    --------------

        Total property and equipment             171,878,655       109,701,845
                                               -------------    --------------

        Total assets                           $ 335,203,708    $  385,060,550
                                               =============    ==============


                            (Continued on Next Page)

                                HORIZON PCS, INC.
                           Consolidated Balance Sheets
                                   (Continued)

                                                    June 30,        December 31,
                                                      2001              2000
                                                 -------------    --------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities         $  27,303,370    $  42,762,050
Payable to Parent                                      337,865          427,747
Payable to affiliates                                  202,234        1,114,727
                                                 -------------    -------------

        Total current liabilities                   27,843,469       44,304,524
                                                 -------------    -------------

Deferred Credits and Other Long-term
   Liabilities:
Long-term debt                                     196,762,217      185,283,104
Deferred income and other liabilities               10,348,776        8,712,404
                                                 -------------    -------------

        Total deferred credits and
           other long-term liabilities             207,110,993      193,995,508
                                                 -------------    -------------

        Total liabilities                          234,954,462      238,300,032
                                                 -------------    -------------

Commitments and Contingencies

Convertible Preferred Stock                        139,772,790      134,421,881

Stockholders' Equity (Deficit):
Preferred stock                                             --               --
Common stock - class A                                      --               --
Common stock - class B                                   5,849            5,849
Treasury stock - class B                              (111,061)        (111,061)
Accumulated other comprehensive income                (353,073)              --
Additional paid-in capital                          91,852,117       91,617,653
Deferred stock compensation                         (1,920,970)      (2,275,444)
Retained deficit                                  (128,996,406)     (76,898,360)
                                               ---------------    -------------

        Total stockholders' equity (deficit)       (39,523,544)      12,338,637
                                               ---------------    -------------

Total liabilities and stockholders'
   equity (deficit)                            $   335,203,708    $ 385,060,550
                                               ===============    =============

                                HORIZON PCS, INC.
                      Consolidated Statements of Operations

                                                   For the Three Months Ended          For the Six Months Ended
                                                            June 30,                           June 30,
                                                 --------------------------------   --------------------------------
                                                     2001              2000             2001              2000
                                                 --------------   ---------------   --------------   ---------------
Operating Revenues:
   Subscriber revenues                           $   15,534,748   $     3,475,205   $   27,597,981   $     5,910,283
   Roaming revenues                                   7,737,890         1,374,784       13,852,349         1,936,212
   Equipment revenues                                 1,498,774           476,617        2,574,737         1,095,245
                                                 --------------   ---------------   --------------   ---------------
     Total operating revenues                        24,771,412         5,326,606       44,025,067         8,941,740
                                                 --------------   ---------------   --------------   ---------------

Operating Expenses:
   Cost of services                                  18,313,668         4,442,400       34,134,532         7,387,762
   Cost of equipment                                  2,312,499         1,372,004        4,502,409         3,019,901
   Selling, general and administrative expenses      20,574,427         6,033,540       34,419,956         9,877,411
   Non-cash compensation expense                        902,137            86,120        1,079,374           172,239
   Depreciation and amortization                      4,407,543           900,373        7,821,586         1,779,343
                                                 --------------   ---------------   --------------   ---------------
     Total operating expenses                        46,510,274        12,834,437       81,957,857        22,236,656
                                                 --------------   ---------------   --------------   ---------------

Operating loss                                      (21,738,862)       (7,507,831)     (37,932,790)      (13,294,916)

Gain (loss) on exchange of stock                       (399,673)       10,513,200         (399,673)       10,513,200
Interest income and other, net                        1,379,211           250,794        4,265,431           530,517
Interest expense, net                                (6,526,488)       (1,022,697)     (12,677,436)       (1,738,119)
                                                 --------------   ----------------  --------------   ---------------

Income (loss) on continuing operations
   before income tax expense (benefit)              (27,285,812)        2,233,466      (46,744,468)       (3,989,318)
                                                 --------------   ---------------   --------------   ---------------

Income tax expense (benefit)                                 --        (1,314,011)              --        (2,030,635)
                                                 --------------   ----------------  --------------   ---------------

Income (loss) on continuing operations              (27,285,812)        3,547,477      (46,744,468)       (1,958,683)

Discontinued Operations:
   Income from discontinued operations, net                  --                --               --           141,245
                                                 --------------   ---------------   --------------   ---------------

Net income (loss)                                   (27,285,812)        3,547,477      (46,744,468)       (1,817,438)
                                                 --------------   ---------------   --------------   ---------------

Preferred stock dividend                             (2,717,954)               --       (5,353,577)               --
                                                 --------------   ---------------   --------------   ---------------

Net income (loss) available to
   common stockholders                           $  (30,003,766)  $     3,547,477   $  (52,098,045)  $    (1,817,438)
                                                 ==============   ===============   ==============   ===============

Basic earnings (loss) per share:
   Income (loss) from continuing operations      $        (0.51)  $         0.07    $        (0.89)  $        (0.04)
   Income (loss) from discontinued operations               --                --               --              0.01
                                                 -------------    --------------    -------------    --------------
   Net income (loss)                             $        (0.51)  $         0.07    $        (0.89)  $        (0.03)
                                                 ==============   ==============    ==============   ==============
   Weighted average shares outstanding               58,471,934        53,962,160       58,471,934        53,884,180
                                                 ==============   ===============   ==============   ===============

Diluted earnings (loss) per share:
   Income (loss) from continuing operations      $        (0.51)  $         0.06    $        (0.89)  $        (0.04)
   Income (loss) from discontinued operations               --                --               --              0.01
                                                 -------------    --------------    -------------    --------------
   Net income (loss)                             $        (0.51)  $         0.06    $        (0.89)  $        (0.03)
                                                 ==============   ==============    ==============   ==============
   Weighted average shares outstanding               58,471,934        59,235,230       58,471,934        53,884,180
                                                 ==============   ===============   ==============   ===============


                                HORIZON PCS, INC.
                      Consolidated Statements of Cash Flows

                                                                                     For the Six Months Ended
                                                                                             June 30,
                                                                                     2001                2000
                                                                                ---------------    ----------------

Net Cash Flows Used In Operating Activities                                     $   (44,157,098)   $     (3,490,166)
                                                                                ----------------   -----------------

Cash Flows from Investing Activities:
   Capital expenditures, net                                                        (66,019,254)         (9,808,084)
   Investment in Parent                                                                      --         (11,835,000)
   Dividends received                                                                    (4,311)                 --
   Cash investments                                                                 (24,880,965)                 --
   Proceeds from sale of fixed assets                                                        --             700,000
   Notes payable for investment in joint venture - repayments                                --          (1,032,000)
   Proceeds from the return of investments in RTFC subordinated
     capital certificates                                                             2,895,646                  --
   Cash acquired in acquisition of BPCS                                                      --           4,926,803
   Equity in investments, net                                                                --              39,097
                                                                                ---------------    ----------------
     Net cash used in investing activities                                          (88,008,884)        (17,009,184)
                                                                                ---------------    ----------------

Cash Flows from Financing Activities:
   Capital contributions                                                                     --           1,060,462
   Repurchase of class B common stock                                                        --            (111,061)
   Intercompany advances                                                                (89,882)          4,117,954
   Stock issuance costs                                                                      --            (474,523)
   Deferred financing fees and other                                                 (1,177,673)           (865,912)
   Notes payable - borrowings                                                                --          21,938,877
                                                                                ---------------    ----------------
     Net cash provided by (used in) financing activities                             (1,267,555)         25,665,797
                                                                                ---------------    ----------------

Net Increase (Decrease) in Cash and Cash Equivalents                               (133,433,537)          5,166,447

Cash and Cash Equivalents, Beginning of Period                                      191,417,394             146,806
                                                                                ---------------    ----------------

Cash and Cash Equivalents, End of Period                                        $    57,983,857    $      5,313,253
                                                                                ===============    ================

